UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 9, 2018 (January 3, 2018)

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

10990 Wilshire Blvd., Penthouse Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 734-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Change of Control of Registrant

As reported in its Form 8-K Current Report filed on January 9, 2018, on January 3, 2018, Barington/Hilco Acquisition Corp. (the “Company” or “BHAC”), Barington Companies Advisors, LLC (“Barington”), Hilco Global (“Hilco Global”), Hilco Merchant Resources, LLC (“HMR” and, together with Hilco Global, collectively, “Hilco”), and certain additional parties, including members of the board of directors of the Company (together with Barington and Hilco, the “Sellers”), entered into an agreement (the “Agreement”) with Sweiss Ventures, LLC, a Nevada limited liability company (“Sweiss”), DMZ1 Holdings, LLC, a New York limited liability company, now known as JE Equity 1 Holdings LLC (“JEH”), BAG Spac 1, LLC, a Delaware limited liability company (“BAG”), PLA99, LLC, a Delaware limited liability company (”PLA”), and Oreva Partners, LLC, a Delaware limited liability company (“Oreva” and together with Sweiss, DMZ, BAG and PLA, the “Investors”).

The purpose of this Form 8-K is to correct the January 9, 2018 Form 8-K in that there was an error in Section 5.9(c) of the Agreement which referred to Jenn Calabrese as “the acting chief financial officer of the Company.” In point of fact, Ms. Calabrese is not employed by the Company as an officer. Through her affiliate Calabrese Consulting, LLC, Ms. Calabrese is a consultant to the Company and performs accounting and related financial services for the Company.

Item 9.01.	Financial Statements and Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2018

BARINGTON/HILCO ACQUISITION CORP.

By:	/s/ Paul Abramowitz
Name: Paul Abramowitz
Title: Authorized Signatory